                                                                       Exhibit 3

                            CERTIFICATE OF AMENDMENT
                                       OF
               RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED,
                                       OF
                                DAVOX CORPORATION

                                   * * * * * *

     Davox Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST:     That at a meeting of the Board of Directors of the corporation
(the "Board"), the Board duly adopted a resolution setting forth a proposed amendment to the Restated Certificate of Incorporation, as amended, of the corporation (the "Restated Certificate of Incorporation"), declaring said amendment to be advisable and directed that the matter be submitted to the stockholders of the corporation for the approval of said amendment.

     SECOND:    That said amendment would amend the Restated Certificate of
Incorporation by amending and restating in its entirety Article FIRST and substituting in lieu thereof the following new paragraph of Article FIRST:

"FIRST: The name of the corporation is Concerto Software, Inc."

     THIRD:     That the foregoing amendment to the Restated Certificate of
Incorporation was duly adopted by the stockholders of the corporation at the Annual Meeting of Stockholders in accordance with the applicable provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware.

     FOURTH:    That the above referenced name change shall be effective as of
May 2, 2002.

     IN WITNESS WHEREOF, Davox Corporation has caused this certificate to be signed by Mr. James D. Foy, its President and Chief Executive Officer, and attested by Mr. Paul R. Lucchese, its Secretary, this 2/nd/ day of May, 2002.

                                 DAVOX CORPORATION


                                 By: /s/ James D. Foy
                                 Name: James D. Foy
                                 Title: President and Chief Executive Officer


ATTEST:


By:  /s/ Paul R. Lucchese
Name:    Paul R. Lucchese
Title:   Vice President, General Counsel and Secretary

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                DAVOX CORPORATION

     Davox Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation, at a regularly scheduled meeting at which all of the members of the Board of Directors were present and acting throughout, duly adopted a resolution proposing and declaring advisable an amendment to the Amended and Restated Certificate of Incorporation of said Corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED: That it is advisable and in the best interests of the Corporation that the Restated Certificate of Incorporation of the Corporation be amended to increase the number of authorized shares of the Corporation's Common Stock, $.10 par value, to 30,000,000, and that a proposal to effectuate such amendment is recommended to the stockholders as being in the best interests of the Company.

     SECOND: That the stockholders of the Corporation have duly approved said amendment by a vote of the requisite majority of the outstanding capital stock of said Corporation entitled to vote thereon in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Davox Corporation has caused this certificate to be signed by Alphonse M. Lucchese, President, Chief Executive Officer and Chairman of the Board of Directors, and attested to by Timothy C. Maguire, Secretary, on this 24th day of April, 1997.

                                          DAVOX CORPORATION

                                          By: /s/ Alphonse M. Lucchese
                                          Alphonse M. Lucchese
                                          President

ATTEST:

By: /s/ Timothy C. Maguire
Timothy C. Maguire
Secretary
[Corporate Seal]

                                DAVOX CORPORATION

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

     Davox Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

     FIRST: That the Board of Directors of said corporation, at a regularly scheduled meeting at which all of the members of the Board of Directors were present and acting throughout, duly adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of said corporation:

RESOLVED, to recommend to the Stockholders of the Corporation, as advisable, approval of the proposal to amend the Restated Certificate of Incorporation of the Corporation by deleting the first sentence of Article FOURTH thereof, and substituting therefor the following:

     The total number of shares of stock which the corporation shall have the authority to issue is Ten Million (10,000,000) shares of Common Stock, and the par value of each such share is Ten Cents ($.10), amounting in the aggregate to One Million Dollars ($1,000,000).

     SECOND: That thereafter, the stockholders of said Corporation, by vote of 3,633,812 shares of Common Stock, constituting the necessary number of shares as required by statute, voted in favor of the amendment.

     THIRD: That the amendment herein set forth has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Davox Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by its President and its Assistant Secretary this 31st day of July 1990.

                                                     DAVOX CORPORATION

                                                     By: /s/ Daniel A. Hosage
                                                     Daniel A. Hosage
                                                     President

ATTEST:

/s/ Timothy C. Maguire
Timothy C. Maguire
Assistant Secretary

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                DAVOX CORPORATION

     Davox Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     1. That the original Certificate of Incorporation of said corporation was filed with the Secretary of State of the State of Delaware of June 15, 1982, and that the name under which the corporation was originally incorporated was Datavox Communications Corp.

     2. That the text of the Certificate of Incorporation as amended or supplemented heretofore is restated hereby to read as herein set forth in full:

     Restated Certificate of Incorporation of Davox Corporation.

     FIRST: The name of the corporation is: Davox Corporation

     SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporation may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of stock which the corporation shall have authority to issue is Seven Million Five Hundred Thousand (7,500,000) shares of Common Stock, and the par value of each of such share is Ten Cents ($.10), amounting in the aggregate to Seven Hundred Fifty Thousand Dollars ($750,000).

     FIFTH: The Board of Directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by ballot.

     SIXTH: The corporation eliminates the personal liability of each member of its Board of Directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate the liability of a director (i) for any breach of such director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code of (iv) for any transaction from which such director derived an improper personal benefit.

     IN WITNESS WHEREOF, the said Davox Corporation has caused this Restated Certificate of Incorporation to be signed by Daniel A. Hosage, President, and attested by Timothy C. Maguire, Assistant Secretary, this 26th day of May, 1988.

                                                     DAVOX CORPORATION

                                                     By: /s/ Daniel A. Hosage
                                                     Daniel A. Hosage, President

Attest:


By: /s/ Timothy C. Maguire
Timothy C. Maguire
Assistant Secretary